UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2010

PERFORMANCE TECHNOLGIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 4, 2010, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter and year ended December 31, 2009. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on February 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

February 4, 2010	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

February 4, 2010	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Chief Financial Officer and Senior Vice President of Finance

For more information contact: Dorrance W. Lamb SVP and Chief Financial Officer Performance Technologies 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

Performance Technologies Announces Fourth Quarter 2009 Financial Results

ROCHESTER, NY – February 4, 2010 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading provider of innovative network communications solutions, today announced its financial results for the fourth quarter 2009.

Revenue in the fourth quarter 2009 amounted to $8.3 million, compared to $7.9 million in the third quarter 2009 and $9.1 million in the fourth quarter 2008. Revenue for 2009 amounted to $29.5 million, compared to $40.5 million for 2008.

The Company incurred a net loss in the fourth quarter 2009 amounting to ($3.6 million), or ($.32) per basic share, based on 11.1 million shares outstanding. During the fourth quarter 2009, the Company recognized a non-cash impairment charge of $4.3 million, or $.33 per share, with respect to goodwill and long-lived assets. This charge, required by generally accepted accounting principles, was identified in connection with the Company's annual impairment tests and is primarily the result of the Company's sustained low stock price and resulting market capitalization. The fourth quarter loss also includes discrete income tax benefits of $.04 per share and stock compensation expense of $.01 per share. Net income in the fourth quarter 2008 amounted to $.2 million, or $.02 per diluted share based on 11.4 million shares outstanding.

The Company incurred a net loss for 2009 amounting to ($10.1 million), or ($.91) per basic share, based on 11.1 million shares outstanding. This loss includes the non-cash goodwill and long-lived asset impairment charge of $.33 per share, a non-cash income tax charge against deferred tax assets amounting to $.30 per share, a restructuring charge of $.06 per share, discrete income tax benefits of $.06 per share and stock-based compensation expense of $.05 per share. Net income for 2008 amounted to $1.7 million, or $.14 per diluted share including stock-based compensation expense of $.03 per share; unsuccessful acquisition expenses of $.02 per share; and a discrete income tax benefit of $.03 per share, based on 11.6 million shares outstanding. The Company had 11.1 million common shares outstanding at September 30, 2009. Under the Company's stock repurchase programs, approximately .5 million shares of its common stock were repurchased for an aggregate purchase price of $1.6 million during the twelve months ended September 30, 2009.

Cash and investments amounted to $29.3 million, or $2.64 per share, and the Company had no long-term debt at December 31, 2009.

The Company had 11.1 million common shares outstanding at December 31, 2009. Under the Company’s stock repurchase programs, .1 million shares of its common stock were repurchased for an aggregate purchase price of $.3 million during 2009.

“We again saw sequential revenue growth in the fourth quarter and we were pleased that our financial results (excluding the impairment charge) exceeded the high end of our guidance,” said John Slusser, president and chief executive officer. “Still, 2009 represented the most challenging global business climate our Company has ever experienced. Even considering this circumstance, we were not pleased with the Company’s financial performance in 2009.”

“From a more positive perspective, we took meaningful steps in 2009 to reduce our operating expenses without sacrificing the execution of our strategic plan,” continued Mr. Slusser. “As a result, we believe our Company is substantially better positioned today for sustainable, long-term growth as economic conditions improve. The value proposition of our overall product portfolio has never been higher. Furthermore, in the fourth quarter we began a hiring initiative in our sales and marketing organization which we believe will maximize the opportunity for return on our product portfolio investments.”

Business Overview and Guidance

The Company globally targets two primary vertical markets for its communications products, namely telecommunications and aerospace and defense. The telecommunications market, historically our largest vertical market, is fundamentally driven by investments in network infrastructure by carriers and service providers. Telecommunications market revenues derived from our OEM and application-ready systems products depend primarily on broad, multi-year deployments of next-generation telecommunications infrastructure. Telecommunications market revenues generated from end user solutions, such as our signaling products, are governed by investments necessary to support existing and evolving service demands such as the ongoing worldwide explosive growth in text messaging. Sales into the aerospace and defense market are typically to prime contractors and system integrators that reflect investment levels by various government agencies and military branches in specific programs and projects requiring enhanced communications capabilities.

Unlike many of its public company peers, the Company has traditionally offered forward guidance. In the Company’s past several quarterly earnings releases and associated conference calls, it has been noted that the limited visibility of orders caused by the current global economic conditions makes accurate quarterly forecasting very challenging. The Company has decided that as it moves into 2010 it will be discontinuing providing quarterly guidance. Our Board of Directors believes that increases in shareholder value will be the result of revenue and earnings growth. Achieving this goal is what management will be focused on in 2010. More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of advanced network communications and control solutions to end users, application developers and original equipment manufacturers that serve mission critical telecommunications, aerospace and defense markets. The Company provides remotely manageable, IP-centric network elements specifically engineered for high availability, scalability, and long life cycle deployments. Its products are built upon its own U.S. manufactured hardware combined with the Company’s NexusWare® Carrier Grade Linux® operating system and software development environment plus a broad suite of communications protocols and high availability middleware. Performance Technologies’ product portfolio includes the SEGway™ suite of Signaling (SS7/SIP) Transfer Points, Signaling Gateways and Bridges, and its IPnexus® family of COTS-based application-ready systems, WAN gateways, and multi-protocol communications servers.

Performance Technologies maximizes the value proposition of its products by leveraging its field proven systems, software and hardware technologies developed over a twenty-eight year record of demonstrated innovation. A tightly integrated combination of these technologies results in measurable benefits to its customers through compelling return-on-investment and substantially accelerated time-to-market metrics. The Company is headquartered in Rochester, New York and maintains centers of engineering excellence in San Diego and San Luis Obispo, California, and Kanata, Ontario, Canada. It has sales and marketing offices in the U.S. in Raleigh, Chicago, Dallas, and San Jose and international offices in London, England and Shanghai, China.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company's future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company's control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the effects of pending or threatened litigation, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to goodwill and investments, foreign regulations, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers' visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2008, as contained in the Company's Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

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A conference call will be held on Friday, February 5, at 10:00 a.m., New York time, to discuss the results. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from February 5 through February 9, 2010. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 486875. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS

	Decmber 31, 2009	December 31, 2008

Current assets:
Cash and cash equivalents	$17,563,000	$29,218,000
Investments	7,293,000	2,450,000
Accounts receivable	6,542,000	6,677,000
Inventories	4,459,000	5,303,000
Prepaid income taxes	24,000	299,000
Prepaid expenses and other assets	820,000	796,000
Deferred taxes	568,000	1,841,000
Fair value of foreign currency hedges	201,000	107,000
Total current assets	37,470,000	46,691,000

Investments	4,479,000	1,797,000
Property, equipment and improvements	1,686,000	2,069,000
Software development costs	5,254,000	3,840,000
Deferred taxes		778,000
Goodwill		4,143,000
Total assets	$48,889,000	$59,318,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,013,000	$922,000
Accrued expenses	4,195,000	4,549,000
Total current liabilities	5,208,000	5,471,000

Income taxes payable	65,000	400,000
Total liabilities	5,273,000	5,871,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	16,596,000	16,052,000
Retained earnings	36,577,000	46,689,000
Accumulated other comprehensive income	128,000	73,000
Treasury stock	(9,818,000)	(9,500,000)
Total stockholders’ equity	43,616,000	53,447,000
Total liabilities and stockholders’ equity	$48,889,000	$59,318,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Sales	$8,332,000	$9,130,000	$29,491,000	$40,517,000
Cost of goods sold	3,887,000	3,890,000	13,793,000	17,765,000
Gross profit	4,445,000	5,240,000	15,698,000	22,752,000

Operating expenses:
Selling and marketing	1,890,000	2,104,000	7,152,000	8,251,000
Research and development	1,864,000	2,149,000	7,796,000	9,043,000
General and administrative	1,048,000	1,081,000	4,642,000	4,971,000
Restructuring charges			626,000
Impairment of goodwill and long-lived assets	4,278,000		4,278,000
Total operating expenses	9,080,000	5,334,000	24,494,000	22,265,000
(Loss) income from operations	(4,635,000)	(94,000)	(8,796,000)	487,000

Other income, net	107,000	174,000	444,000	987,000
(Loss) income before income taxes	(4,528,000)	80,000	(8,352,000)	1,474,000

Income tax (benefit) provision	(919,000)	(103,000)	1,760,000	(189,000)
Net (loss) income	$(3,609,000)	$183,000	$(10,112,000)	$1,663,000

Basic (loss) earnings per share	$(.32)	$.02	$(.91)	$.14

Weighted average common shares	11,116,000	11,419,000	11,130,000	11,601,000

Diluted earnings per share		$.02		$.14

Weighted average common and common equivalent shares		11,419,000		11,611,000

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